HYDRON TECHNOLOGIES, INC.

                                  EXHIBIT 99(i)

Richard Banakus                                                     954-861-6400
Chief Executive Officer


         Statement Under Oath of Chief Executive Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Richard Banakus, state and attest that:

     (1) To the best of my knowledge, based upon a review of the covered report of Hydron Technologies, Inc. and, except as corrected or supplemented in a subsequent covered report:

          a. no covered report contained an untrue statement of a material fact as of the end on the period covered by such report (or in case of a report on Form 8-K of definitive proxy materials, as of the date on which it was filed) and

          b. no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in case of a report on form 8-K or definitive proxy materials, as of the date on which it was filed).

     (2) I have reviewed the contents of this statement with the Company's audit committee.

     (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

          a. The Annual Report on Form 10-K for the Year Ended December 31, 2001 of Hydron Technologies, Inc.;

          b. All reports on Form 10-Q, all reports on form 8-K and all definitive proxy materials of Hydron Technologies, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

          c.   Any amendments to any of the foregoing



/s/ RICHARD BANAKUS                          Subscribed and sworn to before me
-----------------------------                this 13th day of November 2002
Richard Banakus
November 13, 2002                            /s/ NATHAN HARPER
                                             -----------------------------------
                                             Notary Public
                                             My Commission Expires 2/4/05


                                      [GRAPHIC
2201 W. Sample Rd. Bldg. 9, Ste. 7B    OMITTED]     Pompano Beach, Florida 33073
                  Tel: 954-861-6400                 Fax:  954-861-6401
                                    www.hydron.com